Important information regarding your distributions

We are providing shareholders of the John Hancock Tax-Advantaged Global Shareholder Yield Fund with information concerning the portion of the distributions made for June 29, 2018, that was from a source other than net investment company book income. No action is required on your part.

The amounts and sources of distributions reported in this notice are estimates, are not being provided for tax reporting purposes and may later be determined to be from taxable net investment income, short-term gains, long-term gains (to the extent permitted by law), and return of capital. The actual amounts and sources for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Payable Date:	Ticker #	Fund Name	CUSIP
June 29, 2018	HTY	John Hancock Tax-Advantaged Global	41013P749
Shareholder Yield Fund

				% of the
			Cumulative	Cumulative
			Distributions for	Distributions for
	Current	% of Current	the Fiscal Year	the Fiscal Year
	Distribution	Distribution	to Date(3)	to Date(3)
Estimated Net Investment Income (1)	$0.1708	78%	$0.3338	51%
Estimated Return of Capital (1), (2)	$0.0492	22%	$0.3260	49%
Total (per common share)	$0.2200	100%	$0.6598	100%

(1) The amounts and sources of distributions reported above are only estimates on a book basis. These estimates may, and likely will, vary over time based on the investment activities of the Fund and changes in the value of portfolio investments. The sources of distributions may later be determined to be from taxable net investment income, short-term gains, long-term gains (to the extent permitted by law), and return of capital. Investors should understand that a return of capital is not a distribution from income or gains of a Fund.

(2) On a tax basis, the estimated components of the current distribution and cumulative distribution would include an estimated return of capital of $0.1122 (51%) and $0.3365 (51%), respectively. These amounts are estimates and the actual amounts and sources for tax reporting purposes may change upon final determination of tax characteristics and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

(3) The Fund’s current fiscal year began on November 1, 2017, and will end on October 31, 2018.

If you have questions or need additional information, please contact your financial professional or call the John Hancock Investments Closed-End Fund Information Line at 1-800-843-0090, Monday through Friday between 8:00 a.m. and 7:00 p.m., Eastern Time.

Important information regarding your distributions

We are providing shareholders of the John Hancock Tax-Advantaged Global Shareholder Yield Fund with information concerning the portion of the distributions made for September 28, 2018, that was from a source other than net investment company book income. No action is required on your part.

The amounts and sources of distributions reported in this notice are estimates, are not being provided for tax reporting purposes and may later be determined to be from taxable net investment income, short-term gains, long-term gains (to the extent permitted by law), and return of capital. The actual amounts and sources for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Payable Date:	Ticker #	Fund Name	CUSIP
September 28, 2018	HTY	John Hancock Tax-Advantaged Global	41013P749
Shareholder Yield Fund

				% of the
			Cumulative	Cumulative
			Distributions for	Distributions for
	Current	% of Current	the Fiscal Year	the Fiscal Year
	Distribution	Distribution	to Date(3)	to Date(3)
Estimated Net Investment Income (1)	$0.0572	36%	$0.4027	49%
Estimated Return of Capital (1), (2)	$0.1028	64%	$0.4168	51%
Total (per common share)	$0.1600	100%	$0.8195	100%

(1) The amounts and sources of distributions reported above are only estimates on a book basis. These estimates may, and likely will, vary over time based on the investment activities of the Fund and changes in the value of portfolio investments. The sources of distributions may later be determined to be from taxable net investment income, short-term gains, long-term gains (to the extent permitted by law), and return of capital. Investors should understand that a return of capital is not a distribution from income or gains of a Fund.

(2) On a tax basis, the estimated components of the current distribution and cumulative distribution would include an estimated return of capital of $0.0816 (51%) and $0.4168 (51%), respectively. These amounts are estimates and the actual amounts and sources for tax reporting purposes may change upon final determination of tax characteristics and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

(3) The Fund’s current fiscal year began on November 1, 2017, and will end on October 31, 2018.

If you have questions or need additional information, please contact your financial professional or call the John Hancock Investments Closed-End Fund Information Line at 1-800-843-0090, Monday through Friday between 8:00 a.m. and 7:00 p.m., Eastern Time.